Exhibit 5.1
[Energizer Holdings, Inc. letterhead]
May 11, 2009
Energizer Holdings, Inc.
533 Maryville University Drive
St. Louis, Missouri 63141
Ladies and Gentlemen:
I am Vice President and General Counsel of Energizer Holdings, Inc., a Missouri corporation (the “Company”), and have acted as counsel for the Company in connection with a Registration Statement on Form S-3 (the “Registration Statement”), being filed this date by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of common stock of the Company, par value $.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $.01 per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”); (iii) warrants to purchase Common Stock, Preferred Stock, or other securities (the “Warrants”); (iv) contracts for the purchase and sale of Common Stock, Preferred Stock, Depositary Shares, Rights, or Warrants (the “Purchase Contracts”); (v) rights to purchase Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, or Warrants (the “Rights”); and (vi) units of the Company (the “Units”), consisting of one or more of Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, and debt obligations of third parties, including U.S. Treasury Securities (the “Third Party Debt Securities”).
The Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts, the Rights, and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act.
The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary agent to be specified therein (the “Depositary Agent”).
The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be specified therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”
The Purchase Contracts will be issued under a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent to be specified therein (the “Purchase Contract Agent”).
The Rights will be issued under a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be specified therein (the “Rights Agent”)

The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be specified therein (the “Unit Agent”).
In connection herewith, I have examined and relied without investigation as to matters of fact upon certificates, statements and results of inquiries of public officials and officers and representatives of the Company, and originals or copies, certified or otherwise identified to my satisfaction of such other documents, corporate records, certificates and instruments as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. I have assumed the genuineness of all signatures on all documents examined by me, the legal competence and capacity of natural persons, the authenticity of documents submitted to me as originals, and the conformity with authentic original documents of all documents submitted to me as copies.
I also have assumed that: (1) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (2) at the time of the execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, enforceable against such party in accordance with its terms; (3) at the time of the execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; (4) at the time of the execution, countersignature, issuance and delivery of the Rights, the related Rights Agreement will be the valid and legally binding obligation of the Rights Agent, enforceable against such party in accordance with its terms; and (4) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.
I have assumed further that: (1) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Depositary Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Depositary Agent; (2) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company and the Counterparty and will be in full force and effect and will not have been terminated or rescinded by the Company or the Counterparty; (3) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and the Purchase Contract Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Purchase Contract Agent; (4) at the time of execution, issuance and delivery of the Rights, the Rights Agreement will have been duly authorized, executed and delivered by the Company and the Rights Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Rights Agent; (5) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Unit Agent; and (6) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing, in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, I am of the opinion that:
1. With respect to the Common Stock, assuming the (a) taking by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”), of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.
2. With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of Articles of Amendment to the Articles of Incorporation of the Company, and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.
3. With respect to the Receipts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock, (b) due filing of Articles of Amendment to the Articles of Incorporation of the Company authorizing and establishing the terms of the Preferred Stock, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the Prospectus, (d) due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or a duly constituted committee thereof (such Board of Directors or committee, as the case may be, the “Board”), and (e) due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.
4. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Purchase Contracts upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
6. With respect to the Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Rights, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Rights upon payment of the consideration for such Rights provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Rights Agreement, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
7. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Units, the related Unit Agreements and any Securities which are components of the Units, the terms of the offering thereof and related matters, (b) taking by third parties of all necessary corporate or other action to authorize and approve the issuance and terms of any Third Party Debt Securities which are a component of the Units, the terms of the offering thereof and related matters and (c) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units, the Unit Agreements, the Securities that are components of such Units and such Third Party Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Deposit Agreement, in the case of Depositary Shares or Receipts, (ii) Warrant Agreement, in the case of Warrants, or (iii) Purchase Contract Agreement, in the case of Purchase Contracts, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.
In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:
(a) My opinions herein reflect only the application of applicable laws of the State of Missouri (excluding the securities and blue sky laws of such State, as to which I express no opinion) and the federal laws of the United States of America (excluding the federal securities laws, as to which I express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.
(b) My opinions set forth in paragraphs 3 through 7 above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.
(c) My opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.
(d) I express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Warrant Agreements, Purchase Contract Agreements, Unit Agreements, Deposit Agreement, Rights Agreements or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.
(e) I express no opinion as to the enforceability of any provision in any Warrant Agreements, Purchase Contract Agreements, Unit Agreements, Deposit Agreement, Rights Agreements or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (ii) confer subject matter jurisdiction on a court not having independent grounds therefor, (iii) modify or waive the requirements for effective service of process for any action that may be brought, (iv) waive the right of the Company or any other person to a trial by jury, (v) provide that remedies are cumulative or that decisions by a party are conclusive, (vi) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law, or (vii) govern choice of applicable law or conflict of laws.
(f) You have informed me that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. I understand that prior to issuing any Securities you will afford me an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate by reason of the terms of such Securities.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.
Very truly yours,
/s/ Gayle G. Stratmann
Gayle G. Stratmann
Vice President and General Counsel